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                                   EXHIBIT 3.3




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                          ARTICLES OF AMENDMENT TO THE             [SEAL]
                          ARTICLES OF INCORPORATION OF

Gold Deposit Mining & Milling Company

     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


     FIRST: The name of the corporation is Gold Deposit Mining & Milling
Company.

     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on April 1, 1966, in the manner prescribed by the Utah Business Corporation Act.

                                (Insert or attach Amendment)

                          RESOLVED that Article I of the Articles of Incorporation of Gold Deposit Mining & Milling Company be and hereby is amended so as to read as follows:
[ILLEGIBLE]
                                              I

                          "That the said corporation shall be called and known by the name of GOLD DEPOSIT MINING & MILLING COMPANY, and the period of its existence shall be perpetual."





     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 983,015; and the number of shares entitled to vote thereon was 983,015.


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                                  [ILLEGIBLE]

     FIFTH: The number of shares voted for such amendment was 701,145; and the number of shares voted against such amendment was: None.

     SIXTH: The number of shares of stock [ILLEGIBLE] entitled to vote thereon as a class voted for and against such amendment, respectively was: None

     [ILLEGIBLE]

     SEVENTH: the manner, if not set forth in such amendment, in which any exchange, reclassification, or [ILLEGIBLE] provided for in the amendment shall be effected, is, [ILLEGIBLE]

     No change

     EIGHTH: [ILLEGIBLE] in the amount of stated capital, and the amount of [ILLEGIBLE], by such amendment, are as follows. [ILLEGIBLE]

     No change

Dated April 9, 1966.

                                  Gold Deposit Mining & Milling Company (Note 3)
                                  /s/ [ILLEGIBLE]                      )
                                  its President                        )
                                                                       )(Note 4)
                                  /s/ [ILLEGIBLE]                      )
                                  its Secretary and                    )
                                      Treasurer                        )

State of Utah         )
County of Salt Lake   ) ss

     I, [ILLEGIBLE], notary public, do hereby certify that on this 11th day of April, 1966, personally appeared before me J.W. Andrews [ILLEGIBLE]

                                                  /s/ [ILLEGIBLE]


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     and Treasurer of the corporation, and that the statements therein contained are true.

     In witness whereof I have hereunto set my hand and seal this 11th day of April, A.D. 1966.

     My commission expires May, 14, 1967.

                                            /s/ [ILLEGIBLE]
                                            Notary Public



     Notes: 1. If inapplicable, insert "None".

            2. If inapplicable, insert "No change".

            3. Exact corporate name of corporation adopting the Articles of
               Amendment.

            4. Signatures and titles of officers signing for the corporation.